                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           PALMETTO BANCSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                     (LOGO)
                           PALMETTO BANCSHARES, INC.
                              301 HILLCREST DRIVE
                               POST OFFICE BOX 49
                         LAURENS, SOUTH CAROLINA 29360
                                 (864) 984-4551


To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on April 21, 1998, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina.

         The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Palmetto Bancshares, Inc., as well as representatives of KPMG Peat Marwick LLP, our independent auditors, will be present to respond to any questions shareholders may have.

         To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.

                                                     Sincerely,


                                                     /s/ L. Leon Patterson
                                                     L. Leon Patterson
                                                     Chairman and
                                                     Chief Executive Officer

  The Palmetto Bank is a wholly owned subsidiary of Palmetto Bancshares, Inc.

                            PALMETTO BANCSHARES, INC.
                               301 HILLCREST DRIVE
                                  P. O. BOX 49
                          LAURENS, SOUTH CAROLINA 29360



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 1998




To the Shareholders of Palmetto Bancshares, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. (the "Company") will be held on April 21, 1998, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, for the following purposes:

         1. To elect six Directors to hold office until their respective terms expire or until their successors are duly elected and qualified; and

         2. To approve the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 13, 1998 will be entitled to vote at the Annual Meeting.

                                     By Order of the Board of Directors,

                                     /s/ L. Leon Patterson
                                     L. Leon Patterson
                                     Chairman


Laurens, South Carolina
March 20, 1998




         PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                            PALMETTO BANCSHARES, INC.
                               301 HILLCREST DRIVE
                                  P. O. BOX 49
                          LAURENS, SOUTH CAROLINA 29360

                                 PROXY STATEMENT
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 1998


         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Palmetto Bancshares, Inc. (the "Company"). This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 21, 1998, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina. These Proxy Materials are being mailed to shareholders on approximately March 20, 1998.

VOTING MATTERS

     Shareholders of record as of the close of business on March 13, 1998 will be entitled to vote at the Annual Meeting. At the close of business on that day, there were 3,089,852 shares of the Company's $5.00 par value common stock ("Common Stock") outstanding. Holders of Common Stock are entitled to one vote per share on each of the matters presented at the Annual Meeting or any adjournments thereof. Shares may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing fifty-one percent of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

REVOCABILITY OF PROXY

     Shares represented by a properly executed proxy in the accompanying form and given by a shareholder, and not revoked, will be voted in accordance with such instructions. As stated in the Proxy, if a returned Proxy does not specify otherwise, the shares represented thereby will be voted in favor of the proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to Palmetto Bancshares, Inc., 301 Hillcrest Drive, P. O. Box 49, Laurens, South Carolina 29360, Attn: Teresa M. Crabtree, Corporate Secretary, (864) 984-8321, or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Banks, brokers and other custodians are requested to forward proxy solicitation material to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

                              ELECTION OF DIRECTORS
                               ITEM 1 ON THE PROXY

NOMINATIONS FOR ELECTION OF DIRECTORS

       The Company's Board of Directors is currently comprised of nine persons and Management recommends its expansion to twelve directors at the annual meeting. The Board of Directors is divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees (as defined below) will not be considered to be either affirmative or negative votes.

IDENTIFICATION OF NOMINEES

       Management proposes to nominate to the Board of Directors the six persons listed as nominees (the "Nominees") in the table below. Each of the Nominees is currently serving as a Company Director. Each Nominee, if elected, will serve until the expiration of his respective term and until such Nominee's successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept nomination or election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend.

       The following table sets forth the names and ages of the six Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director of the Company.


                                                              POSITION OR                                         DIRECTOR
NAME                                        AGE               OFFICE WITH THE COMPANY                              SINCE
NOMINEES FOR DIRECTORS
                                                  TERMS EXPIRING IN 1998
W. Fred Davis, Jr.                          54                Director                                              1978
David P. George, Jr.                        57                Director                                              1974
Michael D. Glenn                            57                Director                                              1994
Edward K. Snead(1)                          38                Director (term expires 1999)                          1997
William S. Moore(1)                         52                Director (term expires 2000)                          1997
Ann B. Smith(1)                             37                Director (term expires 2001)                          1997

DIRECTORS CONTINUING IN OFFICE
                                                  TERMS EXPIRING IN 1999
John T. Gramling, II                        56                Director                                              1984
James M. Shoemaker, Jr.                     65                Director                                              1984
Paul W. Stringer                            54                Director, President and Chief Operating Officer       1986

                                                  TERMS EXPIRING IN 2000
James A. Cannon                             69                Director                                              1975
L. Leon Patterson                           56                Director, Chairman of the Board and                   1971
                                                              Chief Executive Officer
J. David Wasson, Jr.                        52                Director                                              1979

(1) Ms. Smith and Messrs. Snead and Moore were elected by the Board in September 1997 to serve until the 1998 shareholders meeting, at which time they were to be submitted for election to full terms as indicated herein.

BUSINESS EXPERIENCE OF NOMINEES AND DIRECTORS

       Mr. Davis was owner and President of Palmetto Spinning Corporation ("PSC"), where he was employed from 1969 to 1995. Mr. Davis sold PSC to Martin Color-fi, Inc. in 1994 and retired in 1995. Mr. Davis is currently a director of Martin Color-fi, Inc.

       Mr. George has been General Manager of George Motor Company, an automobile dealership in Laurens, South Carolina, since 1964.

       Mr. Glenn has been a partner with the law firm of Glenn, Haigler & Maddox since 1992. From 1983 to 1992 he was a sole practitioner in Anderson, South Carolina.

       Mr. Snead was appointed as Director in September 1997. Mr. Snead is the owner and President of Snead Builders Supply Company, Incorporated in Greenwood, South Carolina.

       Mr. Moore was appointed as a Director of the Company in September 1997. Mr. Moore, currently an investor, is the former President of Reeves Brothers, Inc., in Spartanburg, South Carolina.

       Ms. Smith was appointed as Director in September 1997. She has been the Director of Annual Giving for Clemson University since 1986.

       Mr. Gramling has served as Vice President and Secretary of Gramling Brothers, Inc., a diversified orchard business, since 1965, and has been the President of Gramling Brothers, Inc. Real Estate, a real estate sales and development company in Gramling, South Carolina, since 1970.

       Mr. Shoemaker has been a member with the law firm of Wyche, Burgess, Freeman and Parham, P.A., in Greenville, South Carolina, since 1965. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Ryan's Family Steak Houses, Inc., and Span-America Medical Systems, Inc.

       Mr. Stringer has served as President and Chief Operating Officer of the Company since April 1994 and as President and Chief Operating Officer of The Palmetto Bank, since March 1986. From April 1990 to April 1994, he served as Executive Vice President of the Company, and from 1982 to April 1990 he served as Vice President of the Company. Mr. Stringer also has served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978. Mr. Stringer also serves as a director of the South Carolina Student Loan Corporation and a trustee of the South Carolina Bankers Employee Benefit Trust. Mr. Stringer served as Chairman of the South Carolina Bankers Association from 1996-1997.

       Mr. Cannon has been a consultant to Cannon Funeral Home in Fountain Inn, South Carolina since 1989.

       Mr. Patterson has served as Chairman of the Board and Chief Executive Officer of the Company since April 1990 and as Chairman of the Board and Chief Executive Officer of The Palmetto Bank, a wholly-owned subsidiary of the Company ("The Palmetto Bank"), since March 1986. From April 1990 to April 1994, he served as Chairman of the Board and President of the Company, and from 1982 to April 1990 he served as President of the Company. Mr. Patterson also served as Chairman and President of The Palmetto Bank from January 1978 to February 1986, and as President in 1977.

       Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc. since 1975.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors held eleven meetings in 1997. The Board of Directors has an Audit and Examining Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company. The Audit Committee is currently comprised of Messrs. Davis, Wasson, and Moore. Mr. Davis serves as Chairman. The Audit Committee formally met once during 1997.

       The Board of Directors has a Compensation Committee which reviews the Company's compensation policies and benefit plans and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Messrs. Cannon, Shoemaker and Wasson. Mr. Shoemaker serves as Chairman. The Compensation Committee met four times during 1997. No members of the Compensation Committee are officers or employees of the Company.

       The Board of Directors has a Trust Committee, which reviews the operation of the Company's Trust Department. The Trust Committee is currently comprised of Messrs. Smith, Snead and George. Mr. George serves as Chairman. The Trust Committee met eleven times during 1997.

       The Board of Directors has a Credit Committee, which reviews certain loan applications and other credit matters. The Credit Committee is currently comprised of Messrs. Gramling, Stringer, and Glenn. Mr. Gramling serves as Chairman. The Credit Committee met eleven times during 1997.

       The Company does not have a Nominating Committee. The functions typically performed by a Nominating Committee were performed by the entire Board of Directors. Mr. Patterson serves ex officio on all committees.


                               EXECUTIVE OFFICERS

       The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons serve as executive officers of the Company.


                                          COMPANY OFFICES                            COMPANY
NAME                          AGE         CURRENTLY HELD                             OFFICER SINCE
------------------            ---         -----------------------                    -------------
L. Leon Patterson             56          Chief Executive Officer                      1982

Paul W. Stringer              54          President and Chief Operating Officer        1982

Philip A. Betette             58          Vice President                               1985

Ralph M. Burns, III           47          Vice President                               1982



BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

       Mr. Patterson's business experience is set forth above under "Business Experience of Nominees and Directors."

       Mr. Stringer's business experience is set forth above under "Business Experience of Nominees and Directors."

       Mr. Betette has served as a Vice President of the Company since April 1990 and as Senior Vice President and Senior Trust Officer of The Palmetto Bank since January 1995. Mr. Betette has also served as Senior Vice President, Trust and Investments of The Palmetto Bank from January 1987 to December 1994, and as Senior Vice President and

Trust Officer of The Palmetto Bank from July 1985 to December 1986. He served as Vice President and Investment Officer of The Palmetto Bank from January 1979 to June 1985, and as Assistant Vice President and Investment Officer of The Palmetto Bank from January 1977 to December 1978.

         Mr. Burns has served as a Vice President of the Company since April 1990. Mr. Burns also has served as Senior Vice President and Cashier of The Palmetto Bank since January 1982. From January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, he served as Assistant Cashier of The Palmetto Bank.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         During 1997 directors received an annual fee of $9,000, which includes a retainer fee of $3,000. However, if a director misses more than one directors' meeting and such absence(s) is not excused by the Company, the Company reduces such fee by $500 for each unexcused absence. Due to the fact that Messrs. Moore and Snead, and Ms. Smith did not attend a board meeting until October 1997, they only received $1,500 for their service as directors in 1997. The Company feels that these payments are an appropriate reflection of their service as directors and the number of directors' meetings attended. Except as discussed in the preceding sentences all directors received the full annual fee. SEE Election of Directors -- Meetings and Committees of the Board of Directors.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION TO EXECUTIVE OFFICERS

         The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued, to the Company's Chief Executive Officer and to the executive officers of the Company who earned in excess of $100,000 per year in compensation (in all capacities) (collectively, the "Named Executive Officers") for the years ending December 31, 1997, 1996 and 1995.




                                                SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                                                                  Compensation
                                                                                                  ------------
         Name and                                                              Other Annual        Securities           All Other
    Principal Position                           Salary          Bonus         Compensation        Underlying          Compensation
        during 1997               Year            ($)             ($)              ($)             Options (#)             ($)
---------------------------     ---------     ------------     ----------     --------------     ---------------     ---------------
L. Leon Patterson,                   1997          182,000         43,698        9,000(1)              -0-           67,354(3)
Chairman of the Board and
Chief Executive Officer

                                     1996          170,000         54,740        9,000(1)              -0-           65,059
                                     1995          161,000         51,842        6,700(1)              -0-            63,204

Paul W. Stringer,                    1997          150,000         36,015        9,000(1)              -0-           42.164(4)
Director, President and
Chief Operating Officer
                                     1996          139,000         44,758        9,000(1)              -0-           38,293
                                     1995          132,000         42,504        6,700(1)              -0-           37,645

Philip A. Betette,                   1997           88,000         21,129          (2)                 -0-           10,672(5)
Vice President

                                     1996           85,000         27,370          (2)                 -0-           6,253
                                     1995           81,500         26,243          (2)                 -0-           4,807

Ralph M. Burns, III,                 1997           85,000         20,409          (2)                 -0-           10,182(6)
Vice President
                                     1996           80,750         26,002          (2)                 -0-            5,841
                                     1995           77,000         24,794          (2)                 -0-            4,452


-------------------------
(1) Included in other annual compensation for Mr. Patterson and Mr. Stringer is the annual fee they received for their service as directors.

(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(3) This amount is comprised of $12,373 and $2,391 allocated to Mr. Patterson for the 1996 and 1997, respectively, fiscal year pursuant to the Company's Employee Stock Ownership Plan (the "ESOP"), and $54,981 in premiums paid by the Company on behalf of Mr. Patterson with respect to life insurance not generally available to all Company employees.

(4) This amount is comprised of $11,418 and $2,390, respectively, allocated to Mr. Stringer for the 1996 and 1997 fiscal year pursuant to the ESOP, and $30,746 in premiums paid by the Company on behalf of Mr. Stringer with respect to life insurance not generally available to all Company employees.

(5) This amount is comprised of $10,672 contributed to the ESOP on behalf of Mr. Betette.

(6) This amount is comprised of $10,182 contributed to the ESOP on behalf of Mr. Burns.


STOCK OPTIONS

         The Company made no option grants with respect to the Common Stock of the Company to the named Executive Officers in 1997.


OPTION EXERCISES

         The following table sets forth information with respect to the Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES



                              NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                                                               OPTIONS AT 1997 FISCAL          MONEY OPTIONS AT 1997 FISCAL
                               SHARES                               YEAR-END (#)                     YEAR-END ($) (1)
                              ACQUIRED         VALUE                ------------                     ----------------
                                 ON           REALIZED              EXERCISABLE\                       EXERCISABLE\
NAME                        EXERCISE (#)       ($)(1)               UNEXERCISABLE                     UNEXERCISABLE
----                        ------------      --------              -------------                     -------------
L. Leon Patterson          12,000              9.25                       0                            $ 0
Paul W. Stringer           15,000              9.25                       0                            $ 0
Philip A. Betette            9,000             9.25                       0                            $ 0
Ralph M. Burns III           9,000             9.25                       0                            $ 0


(1) Based on the difference between the option exercise price and the value assigned to the Company's Common Stock by The Bank Advisory Group, Inc., an independent appraiser, for purposes of allocating shares of Common Stock contributed by the Company to The Palmetto Bank Employee Stock Ownership Plan and Trust for fiscal year 1996. The fiscal year 1997 valuation has not been completed.

                                  PENSION PLAN

           The following table sets forth the estimated annual benefits (in single-life annuity amounts) payable upon normal retirement in fiscal year 1997 to participants whose highest average five-year earnings and years of service are as listed. The table assumes integration at the current wage base of $65,400. At the end of 1997, the individuals named in the Summary Compensation Table above will have had the following final average compensation credited for purposes of the Pension Plan and number of years of service: Mr. Patterson, $199,250, 30 years; Mr. Stringer, $163,310, 28 years; Mr.
Betette, $101,460, 23 years; and Mr. Burns, $94,440, 22 years.


                               PENSION PLAN TABLE




                                                                  Years of Service
Remuneration                  5                   10                   20                25             30              35
--------------------- -----------------  -------------------- -------------------- --------------  ------------  -----------------
            $  10,000           $   575               $ 1,150              $ 2,300        $ 2,875       $ 3,450            $ 4,025
               20,000             1,150                 2,300                4,600          5,750         6,900              8,050
               40,000             2,648                 5,295               10,590         13,238        15,886             18,533
               60,000             4,448                 8,895               17,790         22,238        26,686             31,133
               80,000             6,248                12,495               24,990         31,238        37,486             43,733
              100,000             8,048                16,095               32,190         40,238        48,286             56,333
              120,000             9,848                19,695               39,390         49,238        59,086             68,933
              140,000            11,648                23,295               46,590         58,238        69,886             81,533
         160,000 + up            13,448                26,895               53,790         67,238        80,686             94,133


           The base compensation and any bonuses are covered by the Pension Plan. There is no variation between the compensation covered by the Pension Plan and the amounts listed in the Summary Compensation Table. The benefits of the Pension Plan are based on straight-life annuity amounts, and are not subject to any deduction for Social Security or other offset amounts.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           Decisions with respect to the compensation of the Company's executive officers are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to the compensation matters are reviewed by the full Board of Directors. Set forth below is a report submitted by the Compensation Committee which addresses the Company's compensation policies for 1997 with respect to Mr. Patterson as CEO, and Messrs. Stringer, Betette and Burns, who represent all executive officers of the Company who earned in excess of $100,000 during 1997.

COMPENSATION COMMITTEE REPORT

GENERAL COMPENSATION POLICIES AND SPECIFIC GUIDELINES. The Compensation Committee believes that compensation arrangements should be structured so as to provide competitive levels of compensation that integrate pay with the Company's performance goals. The Company has in place a Senior Management Incentive Plan (the "Bonus Plan"), which establishes a point system that determines incentive cash awards based on the extent to which the Company met certain performance goals adopted by the Compensation Committee. The Bonus Plan provides that the twelve members of senior management who are designated each year by the Compensation Committee (the "Senior Executives") will receive up to 35% of their base salary in incentive cash compensation if 100% of the performance goals were met and exceeded by specified amounts. For 1997, the Compensation Committee adopted seven performance goals, including return on assets, return on equity, net interest margin, net overhead ratio, net charge-off ratio, deposit growth and loan growth. Five of the seven of the 1997 goals were met and exceeded.

         Base salaries were set by the Board, after recommendation by the Compensation Committee. They were intended to reflect individual performance and responsibility and to represent compensation believed by the Compensation Committee to be appropriate for the Senior Executives.

RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION. As described above, Company performance was an integral part in determining the compensation of Senior Executives. Assuming that 100% of the performance goals are met each year, approximately 35% of a Senior Executive's total compensation will consist of incentive payments made pursuant to the Bonus Plan. The Company's Common Stock is not publicly traded on any exchange. Accordingly, internal goals are its means of judging its performance.

COMPENSATION PAID DURING 1997. Compensation paid the Company's executive officers in 1997 consisted of the following elements: base salary, bonus and payments made pursuant to the Company's ESOP. Payments under the Company's ESOP are made to all employees on a non-discriminatory basis. The ESOP was terminated February 1997.

         As noted above, the Company achieved and exceeded five of its seven performance goals for 1997. Based on Company performance, twelve executive officers, including the Senior Executives, received bonuses equal to 24.01% of their base salary pursuant to the Bonus Plan.

OTHER COMPENSATION PLANS AND COMPENSATION. The Company has adopted certain broad-based employee benefit plans in which Senior Executives participate, as well as certain executive officer life insurance plans. The value of these items is set forth in the Summary Compensation Table above under the "All Other Compensation" heading. Executive officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 1997. The foregoing benefits and compensation are not directly or indirectly tied to Company performance.

MR. PATTERSON'S 1997 COMPENSATION. Mr. Patterson's 1997 compensation consisted of a base salary, cash bonus, payments under the Company's ESOP, split-dollar life insurance and supplemental life insurance policies, and certain perquisites (which did not exceed 10% of his base salary and bonus) and the various forms of other compensation set forth in the preceding paragraph that were available generally to all employees. Mr. Patterson's base salary was $182,000 in 1997, as recommended by the Compensation Committee to the Board of Directors. Mr. Patterson also received $9,000 in directors' fees, which is included in the Summary Compensation Table above under the "Other Annual Compensation" heading. Mr. Patterson's cash bonus was determined in accordance with the Bonus Plan and was 24.01% of his base salary, or $43,698, for 1997.

COMPENSATION COMMITTEE:
James M. Shoemaker, Jr., Chairman
James A. Cannon
J. David Wasson, Jr.

PERFORMANCE GRAPH

         The following graph sets forth the performance of the Company's Common Stock for the period from December 31, 1992 through December 31, 1997 as compared to the NASDAQ Market Composite Index and an index comprised of all NASDAQ commercial banks and bank holding companies. All stock prices reflect the reinvestment of cash dividends and have been restated to give effect to the Stock Split.

(The Performance Graph appears here. The plot points are listed in the tables on the next page.)


                                                 PALMETTO BANCSHARES, INC.
                                             ANNUAL INCREASE OF $100 INVESTMENT
                                           December 31, 1992 to December 31, 1997


                                       Palmetto Bancshares Stock Price plus
                                                     Dividend
                     Initial          Value            Value             %          Investment
                   Investment       Beginning           End          Increase           End
                 --------------- ---------------  --------------- --------------- ---------------
12/31/92                                                                                   100.00
12/31/93                  100.00            9.48            10.16           7.14%          107.14
12/31/94                  107.14           10.16            11.84          16.57%          107.17
12/31/95                  123.71           11.84            13.55          14.41%          138.15
12/31/96                  138.15           13.55            20.28          49.67%          187.82
12/31/97                  187.82           20.28            28.38          39.94%          225.89


                                               NASDAQ COMPOSITE MARKET INDEX
                                             ANNUAL INCREASE OF $100 INVESTMENT
                                           December 31, 1992 to December 31, 1997


                                         NASDAQ Market Index Stock Price
                     Initial          Price            Price             %          Investment
                   Investment       Beginning           End          Increase           End
                 --------------- ---------------  --------------- --------------- ---------------
12/31/92                                                                                   100.00
12/31/93                  100.00          676.95           776.80          14.75%          114.75
12/31/94                  114.75          776.80           751.96          -3.20%          111.55
12/31/95                  111.55          751.96          1052.13          39.92%          151.47
12/31/96                  151.47          751.96          1291.03          71.69%          223.16
12/31/97                  223.16         1291.03          1570.35          21.64%          244.79


                                                NASDAQ BANK COMPOSITE INDEX
                                             ANNUAL INCREASE OF $100 INVESTMENT
                                           December 31, 1992 to December 31, 1997


                                         NASDAQ Market Index Stock Price
                     Initial          Price            Price             %          Investment
                   Investment       Beginning           End          Increase           End
                 --------------- ---------------  --------------- --------------- ---------------
12/31/92                                                                                   100.00
12/31/93                  100.00          532.93           689.43          29.37%          129.37
12/31/94                  129.37          689.43           697.07           1.11%          130.47
12/31/95                  130.47          697.07          1009.41          44.81%          175.28
12/31/96                  175.28          697.07          1273.46          82.69%          257.97
12/31/97                  257.97         1273.46          2083.22          63.59%          321.56

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company as of March 13, 1998, except as set forth below:


      NAME AND ADDRESS OF BENEFICIAL                        AMOUNT AND NATURE OF               PERCENT OF
                   OWNER                                    BENEFICIAL OWNERSHIP                  CLASS
-------------------------------------------           --------------------------------       ---------------
The Palmetto Bank                                                              275,180                 8.91%
Trustee for the Employee
Stock Ownership Plan
301 Hillcrest Drive
Laurens, SC 29360
L. Leon Patterson                                                              283,677                 9.18%
301 Hillcrest Drive
Laurens, SC 29360
D. Smith Patterson                                                             168,093                 5.44%
831 West Main Street
Laurens, SC 29360

         The information below is furnished as of March 13, 1998 as to the Company's Common Stock owned beneficially or of record by each of the Directors individually, by certain named executive officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.

                                         AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------                 --------------------   ----------------
     DIRECTORS
L. Leon Patterson                               283,677(1)             9.18%
Paul W. Stringer                                 46,210(2)             1.50%
James M. Shoemaker, Jr.                           9,100(7)              (3)
John T. Gramling, II                              8,500(7)              (3)
W. Fred Davis, Jr.                               17,150(4)              (3)
David P. George, Jr.                              4,900(7)              (3)
James A. Cannon                                   9,014(7)              (3)
J. David Wasson                                   6,400(7)              (3)
Michael D. Glenn                                  3,415(7)              (3)
Ann B. Smith                                      2,600(7)              (3)
William K. Snead                                  7,468(5)              (3)
William S. Moore                                  7,600(6)              (3)

     EXECUTIVE OFFICERS
Ralph M. Burns, III                              27,892(8)              (3)
Philip A. Betette                                39,464(9)            1.28%
         DIRECTORS AND EXECUTIVE                473,390          15.32%(10)
         OFFICERS AS A GROUP
         (14 persons)

(1) Mr. Patterson is Chief Executive Officer of the Company. The number of shares shown as beneficially owned by Mr. Patterson includes approximately 15,745 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1997. Mr. Patterson is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 27,932 shares owned by Mr. Patterson's wife, as to which shares Mr. Patterson disclaims beneficial ownership, and 18,000 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(2) Mr. Stringer is President of the Company. The number of shares shown as beneficially owned by Mr. Stringer includes approximately 12,930 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1997. Mr. Stringer is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 15,000 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(3) Each of these persons owns less than one percent of the outstanding shares of common stock of the Company.

(4) Mr. Davis is a Director of the Company. The number of shares shown as beneficially owned by Mr. Davis includes 700 shares held in a trust account for the benefit of Mr. Davis's daughter, as to which he acts as Custodian. Mr. Davis disclaims beneficial ownership of the trust account shares. Also included are 2,500 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(5) Mr. Snead is a Director of the Company. The number of shares shown as beneficially owned by Mr. Snead includes 600 shares each in trust accounts for his two sons, as to which he acts as Custodian. The number of shares also includes 180 shares owned by Mr. Snead's wife. Mr. Snead disclaims beneficial ownership of the trust account shares and the shares owned by his wife. Also included are 2,500 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(6) Mr. Moore is a Director of the Company. The number of shares beneficially owned by Mr. Moore includes 300 shares each in trust accounts for the benefit of Mr. Moore's son and daughter. Mr. Moore disclaims beneficial ownership of these shares. Also included are 2,500 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(7) Also included are 2,500 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(8) Mr. Burns is a Vice President of the Company. The number of shares shown as beneficially owned by Mr. Burns includes approximately 8,172 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1997. Mr. Burns is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 9,000 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(9) Mr. Betette is a Vice President of the Company. The number of shares shown as beneficially owned by Mr. Betette includes approximately 8,912 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1997. Mr. Betette is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 9,000 unissued shares that can be acquired by the exercise of options, subject to shareholder approval at the 1998 Annual Meeting of Shareholders. These options vest 20% per year, are fully exercisable after 5 years and expire in 10 years.

(10) The beneficial ownership stated above represents sole voting and investment power, except as indicated in the footnotes above.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the Company's directors and officers are also customers of the Company and have home mortgages, personal credit lines, credit cards, and other loans with the Company. All of these loans were made in the ordinary course of business, were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The law firm of Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company and receives legal fees from the Company. Mr. Shoemaker, a Director of the Company and Chairman of the Compensation Committee, is a member of such law firm. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1997, all required Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made.


                 PROPOSAL TO ADOPT THE PALMETTO BANCSHARES, INC.
                          1997 STOCK COMPENSATION PLAN
                            (ITEM NO. 2 ON THE PROXY)

         The Board of Directors and the Compensation Committee recommend that the shareholders of the Company approve adoption by the Company of the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan (the "Plan"). Under the Plan, the Board (or a Committee of the Board (the "Committee")) would have the discretion to grant options for up to an aggregate maximum of 175,000 shares of the Company's Common Stock. This maximum number of shares may be appropriately adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or other change in the characteristics of the shares of Common Stock of the Company. The Board and Compensation Committee recommend approval of the Plan because it will provide the Company's key employees and directors who participate in the Plan with an incentive to maximize shareholder value.

         The purpose of the Plan is to promote the Company's business and its growth and profitability by increasing the personal participation of key employees and directors in the financial performance of the Company by enabling the Company to attract and retain key employees and directors of outstanding competence and by providing such key employees and directors with an equity opportunity in the Company. The Board or a Committee of the Board shall administer the Plan.

         Participation in the Plan is determined by the Board or Committee and is limited to those key employees of the Company or any of its subsidiaries, who have the greatest impact on the Company's long-term performance. In making any determination as to key employees to whom options shall be granted and as to the number of shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan. The Company believes that key employees and all of the directors of the Company are currently eligible to participate in the Plan.

         The term of each option shall be established by the Board or Committee, but shall not exceed ten years (or five years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary) from the date of grant. Each option will be exercisable according to such schedule as the Board of Directors or Committee may determine. The recipient of an option will not pay the Company any amount at the time of receipt of the option. If an option shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Plan.

         In the discretion of the Board of Directors or Committee, options granted under the Plan to key employees may be "incentive stock options" for federal income tax purposes. The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an incentive stock option. The difference between the exercise price of such option and the market value of the shares of Common Stock at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. To qualify as an incentive stock option, the stock acquired by the participant must, among other things, be held for at least two years after the option is granted and one year after it is exercised. If the participant holds the stock for the period required for incentive stock option qualification, then he or she will be taxed only upon any gain realized upon disposition of the stock. The participant's gain at that time will be equal to the difference between the sales price of the stock and the exercise price. If an incentive stock option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of death of the decedent, none of the time requirements described in this paragraph shall apply. Directors will not receive incentive stock options.

         If the participant fails to satisfy these time requirements, the option will be treated in a manner similar to options that are not incentive stock options. The participant is generally not taxed upon the grant of an option that is not an incentive stock option. Upon exercise of any such option, the participant recognizes ordinary income equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. Generally, the Company receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the stock, the holder would be taxable on any excess of the selling price over the fair market value at the date of exercise. If the participant fails to satisfy the time requirements described above with respect to an option intended to be an incentive stock option, the income to the participant and the deduction for the Company shall arise at the time of the early disposition and shall equal the excess of (a) the lower of the fair market value of the shares at the time of exercise or such value at the time of disposition over (b) the exercise price. The Plan does not satisfy all the requirements of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Nonetheless, the Company anticipates that none of the compensation payable pursuant to the Plan will lose its deductibility by reason of Section 162(m), because no Covered Employee (as defined in Section 162(m)) who can participate in the Plan is expected to receive in any fiscal year aggregate compensation that exceeds $1 million and does not qualify as performance-based compensation under Section 162(m).

         The Plan provides that any option granted under the Plan will terminate on the date of a participant's termination of employment with the Company or any subsidiary, unless the participant (a) dies while in the employ of the Company or any subsidiary, in which event the option may be exercised during the one-year period after the date of the participant's death to the extent that the participant could have exercised the option immediately prior to his or her death; (b) becomes permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision), in which event the option may be exercised during the one-year period after the date of termination of the participant's employment to the extent that the participant could have exercised the option immediately prior to such termination; or (c) resigns or retires with the consent of the Company, in which event the option may be exercised during the three-month period after the participant's resignation or retirement to the extent the participant could have exercised the option immediately prior to such resignation or retirement. In no event may an option be exercised after the expiration of its fixed term.

         The Plan provides that no participant may sell any share of Common Stock acquired upon the exercise of an option within six months of the date of the grant of the underlying option.

         Options granted pursuant to the Plan are not transferrable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options granted pursuant to the Plan which are intended to qualify as incentive stock options are not transferrable except by will or the laws of descent and distribution and during a participant's lifetime are exercisable only by him or her.

         The price per share at which each option granted under the Plan may be exercised shall be such price as shall be determined by the Board or Committee at the time of grant based on such criteria as may be adopted by the Board or Committee at the time of grant in good faith; provided, however, that in no event shall the exercise price per share of an option be less than 100% of the fair market value of the Company's shares of Common Stock on the date such option is granted. In the case of an option intended to qualify as an incentive stock option, the exercise price per share shall not be less than 100% (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary) of the fair market value of the Common Stock at the time such option is granted.

         A participant may exercise an option by completing each of the following steps: (a) indicating in writing the decision to exercise the option and delivering such notice to the Company; (b) tendering to the Company payment in full in cash (or, if the Board or Committee so determines at the time of grant, in shares of the Company's Common Stock at the fair market value of such shares at the time of exercise) of the exercise price for the shares for which the option is exercised; (c) tendering to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to taxable income of the participant resulting from such exercise; and (d) complying with such other reasonable requirements as the Board or Committee may establish.

         The Plan provides that it may be suspended, terminated or amended by the Board or Committee, except that shareholder approval would be required in the event an amendment were to (a) materially increase the benefits accruing to participants, (b) increase the number of securities issuable under the Plan (other than an increase pursuant to the antidilution provisions of the Plan),
(c) change the class of individuals eligible to receive options or (d) otherwise materially modify the requirements for eligibility.

         The Plan provides that no person, estate or entity shall have any of the rights of a shareholder with respect to shares subject to an option until a certificate for such shares has been delivered.

         No certificate(s) for shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.

         The Plan provides that it shall terminate on the close of business on December 8, 2007, and no option shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted under the Plan.

         Subject to stockholder approval of the Plan, each of the six nominees for directors and four of the directors continuing in office were granted 10 year options for 2,500 shares at the fair market value of the Company's common stock as determined by an independent appraisal as of December 31, 1997. The Chairman and President, who are also directors, were not granted these 2,500 options; instead, they were granted the options listed below. In addition, subject to stockholder approval of the Plan, the following senior officers were granted the options indicated at the fair market value to be determined:

L. Leon Patterson                      Philip A. Betette
Chairman & Chief Executive Officer     Senior Vice President & Senior Trust Officer
Shares - 18,000                        Shares - 9,000

Paul W. Stringer                       Ralph M. Burns, III
President & Chief Operating Officer    Senior Vice President & Cashier
Shares - 15,000                        Shares - 9,000


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of KPMG Peat Marwick LLP, the Company's independent auditor, will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders for consideration at the 1999 Annual Meeting of Shareholders must be received at the Company's offices at 301 Hillcrest Drive, P. O. Box 49, Laurens, South Carolina 29360, no later than November 20, 1998, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1999 Annual Meeting. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.


                              FINANCIAL INFORMATION

         THE COMPANY'S 1997 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS CONTEMPORANEOUSLY WITH THESE PROXY

MATERIALS. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 13, 1998, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO PALMETTO BANCSHARES, INC., POST OFFICE BOX 49, LAURENS, SOUTH CAROLINA 29360 ATTENTION: CORPORATE SECRETARY.


                                  OTHER MATTERS

         Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                           By order of the Board of Directors,

                                           /s/ L. Leon Patterson
                                           L. LEON PATTERSON
                                           Chairman
March 20, 1998
Laurens, South Carolina

********************************************************************************
                                    APPENDIX



P
R
O                           PALMETTO BANCSHARES, INC.
X                        ANNUAL MEETING, APRIL 21, 1998
Y

         The undersigned shareholder of Palmetto Bancshares, Inc., hereby revoking all previous proxies, hereby appoints L. Leon Patterson and Teresa M. Crabtree and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Palmetto Bancshares, Inc. standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina on Tuesday, April 21, 1998 at 3:00 p.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified below.

1.       ELECTION OF DIRECTORS.

[ ]      FOR ALL NOMINEES set forth below    [ ] WITHHOLD AUTHORITY
         (except as marked to the                to vote for all nominees below:
         contrary below [  ]):

         W. Fred Davis, Jr.         David P. George, Jr.      Michael D. Glenn

         Edward K. Snead            William S. Moore          Ann B. Smith

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2.       APPROVAL OF THE 1997 STOCK COMPENSATION PLAN.

[  ] FOR                     [  ] AGAINST                     [  ] ABSTAIN

3. At their discretion upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALMETTO BANCSHARES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS ABOVE.

Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.

Dated this ____ day of                   , 1998
                       ------------------

                                           _____________________________________
                                           Print Name (and title if appropriate)


                                           _____________________________________
                                           Signature

                                           _____________________________________
                                           Print Name (and title if appropriate)



                                           _____________________________________
                                           Signature

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.